Exhibit 99.1

3rd Quarter Fiscal 2015 Earnings Call April 30, 2015 Carpenter Technology Corporation Unless otherwise noted, the logo and registered trademarks are property of CRS Holdings, Inc. a subsidiary of Carpenter Technology Corporation. © 2015 CRS Holdings, Inc. All rights reserved

Cautionary Statement 2 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended June 30, 2014, Form 10-Q for the quarters ended September 30, 2014 and December 31, 2014 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, cost savings and reductions, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading, Latrobe and Athens for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the success of restructuring actions; and (17) share repurchases are at Carpenter’s discretion and could be affected by changes in Carpenter’s share price, operating results, capital spending, cash flows, inventory, acquisitions, investments, tax laws and general market conditions. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements. Non-GAAP Financial Measures Some of the information included in this presentation is derived from Carpenter’s consolidated financial information but is not presented in Carpenter’s financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the Appendix to this presentation. © 2015 CRS Holdings, Inc. All rights reserved

Gregory Pratt Chairman, President and Chief Executive Officer 3rd Quarter Fiscal Year 2015 Summary © 2015 CRS Holdings, Inc. All rights reserved

Safety is our First Priority 4 4.8 3.9 3.5 3.9 3.7 3.3 1.9 FY09 FY10 FY11 FY12 FY13 FY14 FY15 YTD Total Case Incident Rate (TCIR) © 2015 CRS Holdings, Inc. All rights reserved

3rd Quarter Summary and Opening Comments 5 Taking Actions to Improve Profitability, Cut Costs and Strengthen Operations Specialty Alloys Operations (SAO) revenue and mix stronger sequentially and YOY Performance Engineered Products (PEP) revenue down sequentially and YOY primarily due to the Energy end-use market Higher YOY operating costs Introduced Business Management Office (BMO) to strengthen the Company’s continuous improvement process Announced restructuring plan to yield approximately $30M of annual overhead cost savings Positive free cash flow of $87M Net inventory reduction of $44M Repurchased $50M of shares Continued progress on Athens product qualifications © 2015 CRS Holdings, Inc. All rights reserved

6

3rd Quarter FY15 End-Use Market Highlights

	Market	Q3-15 Net Sales ex. Surcharge ($M)*		vs. Q3-14	vs. Q2-15	Comments
	Aerospace & Defense	213.9	46%	+6%	+13%	• Strong sequential and year-over-year (YOY) sales growth for engine materials as supply chain demand normalizes • Fastener demand up YOY primarily driven by Ni products • Structural and distribution activity reflects lower volume YOY; increased volume and improved mix on a sequential basis
	Energy	60.8	13%	-16%	-14%	• North American quarterly average directional rig count down 25% sequentially and 20% YOY • Dramatic drop in oil prices and drilling activity caused a significant decrease in PEP sales • Materials for power generation applications up sequentially but down YOY due to highly variable demand patterns
	Medical	29.0	6%	+3%	+13%	• SAO sales rose YOY due to increased demand for orthopedic implant and surgical instrument materials • Buying patterns from OEMs have stabilized • The pricing environment remains extremely competitive
	Transportation	33.4	7%	+9%	+7%	• Sales up YOY based on strong volume growth and improved mix of materials supporting advancements in engine technologies • North American light vehicle sales show continued positive growth, up 6% YOY • Low fuel prices and lower interest rates driving sales for vehicle platforms with higher Carpenter material content
	Industrial & Consumer	92.0	20%	-6%	-5%	• Lower revenue driven by reduced sales of commodity industrial and infrastructure materials • Growth continues in high-end applications for consumer electronics

Sales ex-surcharge down 1% on 11% lower volume year-over-year as mix improved

*Excludes sales through Carpenter's Distribution businesses

© 2015 CRS Holdings, Inc. All rights reserved

Tony Thene Senior Vice President and Chief Financial Officer 3rd Quarter Fiscal Year 2015 Financial Overview © 2015 CRS Holdings, Inc. All rights reserved

Income Statement Summary 8 Q3 adjusted EPS of $0.32 per share excluding restructuring charges & special items *Detailed schedule included in Non-GAAP Schedules in Appendix $ Millions, except per-share amounts Q3-14 Q2-15 Q3-15 Sequential Change Pounds ('000) 77,580 67,712 69,052 1,340 Net Sales 566.3 548.4 570.6 22.2 Sales ex. Surcharge * 467.2 445.7 462.9 17.2 Gross Profit 94.5 85.0 75.8 (9.2) % of Sales ex. Surcharge 20.2% 19.1% 16.4% -2.7% pts. Selling, General and Administrative Expenses 45.0 40.0 45.7 5.7 % of Sales ex. Surcharge 9.6% 9.0% 9.9% 0.9% pts. Restructuring Charges 0.0 0.0 25.3 25.3 Operating Income 49.5 45.0 4.8 (40.2) % of Sales ex. Surcharge 10.6% 10.1% 1.0% -9.1% pts. Operating Income ex. Pension EID, Resturcturing Charges and Special Items * 63.5 47.4 35.1 (12.3) % of Sales ex. Surcharge 13.6% 10.6% 7.6% -3.0% pts. Effective Tax Rate 33.8% 36.9% 39.1% 2.2% Net Income (Loss) 30.6 24.1 (1.4) (25.5) Diluted Earnings (Loss) Per Share $0.57 $0.45 ($0.03) ($0.48)

Restructuring Charges & Special Items 9 Q3 impacted by $27.9 million ($0.35 EPS) for restructuring charges & special items (2.3) ($0.03) 10.6 $0.13 13.4 $0.17 1.3 $0.02 25.3 $0.32 2.6 $0.03 27.9 $0.35 25.6 $0.32 $ Millions, except per-share amounts Pre-tax (Loss) / Income Diluted (Loss) Earnings per Share Income Statement Classification Q3-15 As Reported (2.3) ($0.03) Reduction in Force 10.6 $0.13 Restructuring Charges Ultra-fine Grain Materials Development Exit 13.4 $0.17 Restructuring Charges Facility Closure 1.3 $0.02 Restructuring Charges Sub-total Restructuring Charges 25.3 $0.32 Consulting Costs 2.6 $0.03 SG&A Expenses Restructuring Charges & Special Items 27.9 $0.35 Q3-15 ex. Restructuring Charges & Special Items 25.6 $0.32 © 2015 CRS Holdings, Inc. All rights reserved

Free Cash Flow Summary 10 The clerical accuracy of certain amounts may be impacted due to rounding. $521 million of total liquidity including $29 million of cash at end of Q3 $ Millions Q1-14 Q1-15 vs LY $ Millions FY14 YTD Q1 Q2 Q3 FY15 YTD $ Millions FY13 Q1-14 Q2-14 Q3-14 Q4-14 FY14 $ Millions FY14 Q1 Q2 Q3 Q4 FY15 $ Millions FY10 FY11 FY12 FY13 FY14 Net Income + Non-cash Items 76 60 (16) Net Income + Non-cash Items 230 61 133 59 252 Net Income + Non-cash Items 331 76 69 76 73 294 Net Income + Non-cash Items 294 80 74 84 93 331 Net Income + Non-cash Items 124 196 286 331 294 Inventory (47) (31) 16 Inventory (61) (31) (31) 44 (18) Inventory (15) (47) (12) (1) 23 (37) Inventory (37) (33) (16) 15 19 (15) Inventory (19) (116) (77) (15) (37) Working Capital / Other 12 (10) (22) Other working capital (20) (12) (88) 20 (80) Working Capital / Other 18 12 (32) 8 1 (11) Working Capital / Other (11) 17 (28) (16) 42 15 Working Capital / Other 11 (16) (63) 18 (11) Total Net Working Capital / Other (35) (41) (6) Total Net Working Capital (81) (43) (119) 64 (98) Total Net Working Capital / Other 3 (35) (44) 7 24 (48) Total Net Working Capital / Other (48) (16) (44) (1) 61 0 Total Net Working Capital / Other (8) (132) (140) 3 (48) Pension Plan Contributions - Required (1) (3) (2) Pension Plan Contributions (5) (3) (1) (2) (6) Pension Plan Contributions - Required (70) (1) (2) (2) (1) (6) Pension Plan Contributions - Required (6) (2) (2) (2) (9) (15) Pension Plan Contributions - Required 0 (4) (30) (70) (6) Net Cash from Operating Activities 40 16 (24) Net Cash from Operating Activities 144 15 13 121 148 Net Cash from Operating Activities 189 40 23 81 96 240 Net Cash from Operating Activities 240 62 28 81 145 316 Net Cash from Operating Activities 116 60 116 189 240 Purchases of property, equipment and software - Other (23) (11) 12 Purchases of property, equipment and software - Other (62) (27) (33) (18) (78) Purchases of property, equipment and software - Other (114) (23) (19) (20) (19) (81) Purchases of property, equipment and software - Other (81) (31) (29) (23) (17) (100) Purchases of property, equipment and software - Other (44) (80) (158) (114) (81) Purchases of property, equipment and software - Athens (67) (49) 18 Purchases of property, equipment and software - Athens (236) (32) (35) (7) (74) Purchases of property, equipment and software - Athens (196) (67) (95) (74) (32) (268) Purchases of property, equipment and software - Athens (268) (35) (14) (4) (10) (63) Purchases of property, equipment and software - Athens 0 0 0 (196) (268) Dividends paid (9) (10) (1) Dividends paid (29) (10) (10) (9) (29) Dividends paid (38) (9) (10) (9) (10) (38) Dividends paid (38) (9) (10) (9) (10) (38) Dividends paid (32) (32) (34) (38) (38) Other (1) 1 Other 0 0 (1) 0 0 Other 0 (1) 1 0 0 (1) Other (1) 0 Other Investing (37) 17 0 (1) Free Cash Flow (60) (54) 6 Free Cash Flow (183) (54) (66) 87 (33) Free Cash Flow (159) (60) (100) (22) 35 (148) Free Cash Flow (148) (13) (25) 45 108 115 Free Cash Flow 40 (89) (59) (159) (148) Free Cash Flow - AOP (124) (76) (11) 79 (132) Free Cash Flow - AOP (13) (25) 45 108 115 Q1-14 -60 Q2-14 -100 Q3-14 -22 Q4-14 35 Q1-15 -54 Q2-15 -66 © 2015 CRS Holdings, Inc. All rights reserved

Share Repurchase Program Update 11 Repurchased $120M of shares to date Authorized share repurchase program in October 2014 Up to $500M of share repurchases authorized Repurchased at Company’s discretion based on capital needs of the business, general market conditions and market price of the stock May be discontinued at any time Q2-15 Q3-15 Q3 YTD April 2015 YTD Share Purchase Total ($ millions) 10.0 50.3 60.3 60.0 120.3 Number of Shares Purchased (millions) 0.2 1.2 1.4 1.5 2.9 © 2015 CRS Holdings, Inc. All rights reserved

Andy Ziolkowski Senior Vice President Commercial, Specialty Alloys Operations SAO & PEP Business Update © 2015 CRS Holdings, Inc. All rights reserved

13

SAO Segment Summary

SAO Segment Q3 Results and Q4 Outlook

Q3 Operating Results

	Q3-14	Q2-15	Q3-15	vs LY	vs Q2
Pounds ('000)	74,836	65,600	67,232	(7,604)	1,632
Sales ex. Surcharge ($M)	351.4	332.4	360.0	8.6	27.6
Op Inc ex. EID ($M)	51.6	43.4	37.9	(13.7)	(5.5)
% of Sales ex. Surcharge	*14.7%*	*13.1%*	*10.5%*	*-4.2%*	*-2.6%*

Q3 Business Results

- Sales up sequentially and YOY in Aerospace & Defense, Medical and Transportation end-use markets
- Sales mix stronger sequentially and YOY; fueled mainly by higher Aerospace & Defense activity
- Lower YOY operating margins caused by:
  - Costs associated with reducing inventory
  - Increased operating costs
  - Incremental Athens depreciation
- Q3-14 includes $8M weather-related costs

Q4 Outlook

- Backlog indicates a stronger sales mix both sequentially and YOY
- Continued weakness in oil and gas applications expected to negatively impact demand for drilling and completions materials
- Operating improvement and overhead reduction efforts expected to have positive impact on performance relative to Q3-15
- Inventory reduction efforts and associated costs will continue in Q4-15

© 2015 CRS Holdings, Inc. All rights reserved

CARPENTER

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PEP Segment Summary

PEP Segment Q3 Results and Q4 Outlook

Q3 Operating Results

	Q3-14	Q2-15	Q3-15	vs LY	vs Q2
Pounds ('000)	3,108	4,224	3,806	698	(418)
Sales ex. Surcharge ($M)	129.8	133.4	120.1	(9.7)	(13.3)
Op Inc ex. EID ($M)	13.1	12.6	8.5	(4.6)	(4.1)
% of Sales ex. Surcharge	*10.1%*	*9.4%*	*7.1%*	*-3.0%*	*-2.3%*

Q3 Business Results

- Sales down 7% YOY and operating income down 35% YOY primarily driven by:
  - Lower rentals and sales of down-hole drilling tools due to decline in the Energy end-use market
  - Partially offset by improved performance in powder products
- Implemented cost restructuring measures in Energy focused businesses including headcount and salary reductions and consolidation of operations

Q4 Outlook

- Operating income expected to be down sequentially and YOY due to continued weakness in oil and gas demand
- Alignment of costs with market conditions will continue to be a focus
- Demand for titanium products in Aerospace and Medical end-use markets expected to remain stable; however pricing pressure exists

© 2015 CRS Holdings, Inc. All rights reserved

CARPENTER

Gregory Pratt Chairman, President and Chief Executive Officer Growth Enablers and Forward Outlook © 2015 CRS Holdings, Inc. All rights reserved

Athens Product Qualification Process On-Track 16 Current Consistent increase in approved volumes of materials requiring only site certifications (non-VAP): Aero fasteners Aero standard grade rings and structural Oil & gas drill collars Transportation Athens premium remelt furnaces and radial forge providing system-wide capacity relief for demand growth for VAP products Calendar Year 2015 Targeting to complete remaining site certifications (non-VAP) for materials used in: Additional aerospace structural applications Oil & gas nickel superalloys for completion applications Finalize internal development processes and work with customers on stringent VAP approval processes Calendar Years 2016-17 Achieve the most stringent aerospace engine parts approvals from the primes and their supply chain partners Achieve full integration of the entire specialty steels portfolio Achieve maximum manufacturing flexibility and add the ultimate net volume output to the system VAP: Vendor Approved Process © 2015 CRS Holdings, Inc. All rights reserved

Outlook and Closing Comments 17 Next Quarter Outlook Operating margins expected to improve sequentially in SAO Improved sequential sales mix on higher volume Reduced overhead costs Improved operating cost performance Continued negative impact on volume in PEP segment from lower oil prices Positive free cash flow expected in Q4 Similar sequential capital expenditures as Athens cash spend is complete Targeting additional inventory reductions Athens capabilities expanding Continued progress on customer product qualifications Increasing production capability© 2015 CRS Holdings, Inc. All rights reserved

Appendix of Non-GAAP Schedules © 2015 CRS Holdings, Inc. All rights reserved

19

Non-GAAP Schedules (Unaudited)

Earnings, Interest and Deferrals (Pension EID), Restructuring Charges and Special Items

$ Millions	Q3-14	Q2-15	Q3-15	Q3-14 YTD	Q3-15 YTD
Net sales	566.3	548.4	570.6	1,568.4	1,668.8
Less: surcharge revenue	99.1	102.7	107.7	274.5	320.1
Consolidated Net Sales Excluding Surcharge	**467.2**	**445.7**	**462.9**	**1,293.9**	**1,348.7**
Operating income	49.5	45.0	4.8	152.8	71.9
Pension EID	6.0	2.4	2.4	15.8	7.1
Operating Income Excluding Pension EID	**55.5**	**47.4**	**7.2**	**168.6**	**79.0**
Restructuring Charges and Special Items					
Weather-related costs	8.0	-	-	8.0	-
Restructuring charges	-	-	25.3	-	25.3
Consulting costs	-	-	2.6	-	2.6
Operating Income Excluding Pension EID, Restructuring Charges and Special Items	**63.5**	**47.4**	**35.1**	**176.6**	**106.9**
Operating Margin Excluding Surcharge and Pension EID	**11.9%**	**10.6%**	**1.6%**	**13.0%**	**5.9%**
Operating Margin Excluding Surcharge, Pension EID, Restructuring Charges and Special Items	**13.6%**	**10.6%**	**7.6%**	**13.6%**	**7.9%**

Management believes that removing the impacts of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period. In addition, management believes that excluding the impact of pension EID, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company.

Management believes that removing the impact of costs associated with restructuring charges and special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance.

© 2015 CRS Holdings, Inc. All rights reserved

CARPENTER

Non-GAAP Schedules (Unaudited) 20 Free Cash Flow $ Millions Q3-14 Q3-15 Q3-14 YTD Q3-15 YTD Net cash provided from operating activities 81.0 120.9 144.0 148.4 Purchases of property, equipment and software (93.6) (24.8) (298.2) (152.3) Proceeds from disposals of property and equipment - 0.1 0.3 0.2 Dividends paid (9.6) (9.5) (28.8) (28.8) Free Cash Flow (22.2) 86.7 (182.7) (32.5) Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses. © 2015 CRS Holdings, Inc. All rights reserved